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                                                                    EXHIBIT 10.5

                        ENCORE ACQUISITION PARTNERS, INC.

                         MANAGEMENT STOCK OWNERSHIP PLAN

                                    RECITALS:

         A. Effective as of August 18, 1998 (the "Effective Date"), the Board of Directors of Encore Acquisition Partners, Inc., a Delaware corporation (the "Company"), hereby adopts this Management Stock Ownership Plan (the "Plan") for certain executive officers of the Company.

         B. It is the purpose of this Plan to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected members of Management (as defined below) end giving such persons the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress, by making available shares of common stock of the Company, subject to the terms and conditions described below.

         Section 1. Definitions. The following terms shall have the following meanings:

              "Board" means the Board of Directors of the Company.

              "Class A Common Stock" means the Class A common stock, par value $.01 per share, of the Company.

              "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.

              "Fundamental Change" means (i) the Company merges, consolidates or reconstitutes or exchanges shares with or into any other entity either in a situation in which (A) the Company is not the surviving entity, or
         (B) the Company's stockholders as of the date of the adoption of this Plan shall collectively no longer own at least 35% of the outstanding equity securities of the Company, (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other Person, or (iii) the Company is to be dissolved and liquidated, or (iii) the Company redeems all of the Class B Common Stock.

              "Management" means any individual designated by the Board from time to time as a member of the Company's management team. It is expected that the Board will designate as Management the executive officers of the Company. As of the date of the adoption of this Plan, the members of Management are I. Jon Brumley, Jon S. Brumley, Bruce B. Selkirk, III, Gene Carlson and Kyle Schultz.




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              "Stock Purchase Agreement" means the Stock Purchase Agreement dated even date herewith by and among the Company and the stockholders a party thereto.

              "Person" means an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, trustee, executor, administrator, nominee or entity in a representative capacity.

         Section 2. Reservation of Shares. The Board agrees with the members of Management to reserve at least (i) 2.6% of the outstanding shares of the Class A Common Stock on a fully diluted basis, after taking into account the number of shares of Class A Common Stock issuable upon the redemption of the Class B Common Stock and shares issuable upon the exercise of options granted pursuant to the Company's employee stock option plans (if any); provided, however, that if the Company issues shares of capital stock not otherwise contemplated by the Stock Purchase Agreement then such 2.6% of the outstanding shares of the Class A Common Stock shall be diluted on a pro rata basis with the other shares of Class A Common Stock; plus (ii) the number of shares, if any, that the Company or any other Person repurchases from any member of Management pursuant to the Company's or any such other Person's rights under Article IV of the Stockholders' Agreement dated of even date herewith by and among the Company and its stockholders ((i) plus (ii), collectively, the "Reserved Shares") for sale to the members of Management on such terms as the Board shall in its sole discretion determine. As of the date of the adoption of this Plan, the number of Reserved Shares is 9,971.5.

         Section 3. Board Action. The Board shall have full authority, discretion or power to determine (i) the individuals who will be deemed a member of Management, (ii) the members of Management to whom the Company will issue Reserved Shares, (iii) the number of Reserved Shares that may be issuable to the members of Management, (iv) the time or times at which the Company shall issue Reserved Shares and (v) the price at which members of Management may purchase Reserved Shares. The decisions of the Board relating to such matters shall be final and binding upon the Company and the members of Management.

         Section 4. Issuance of Shares Upon Fundamental Change. In the event that the Company shall enter into a Fundamental Change and the Company shall not have issued all of the Reserved Shares, immediately prior to the occurrence of such Fundamental Change, the Company shall issue all remaining Reserved Shares to Management (provided, that, unless the Board makes a determination to the contrary, all of such remaining Reserved Shares shall be issued to I. Jon Brumley). The price of such issuance shall be equal to the purchase price per share of Class A Common Stock as set forth in the Stock Purchase Agreement, plus the amount of any Capital Calls (as defined in the Stock Purchase Agreement) allocable to such shares.

         Section 5. Treatment of Proceeds. Proceeds from the sale of Class A Common Stock pursuant to the Plan shall constitute general funds of the Company.



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         As adopted by the Board of Directors of Encore Acquisition Partners,
Inc. on August 18, 1998.

                                     ENCORE ACQUISITION PARTNERS, INC.


                                     By: /s/ BRUCE B. SELKIRK, III
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



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